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                                                                  EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Forms S-3 (Registration Nos. 333-31909 and 333-46581) and Forms S-8 (Registration Nos. 33-78114, 33-78134, 333-03489, 333-03493,
333-03495, 333-03503, 333-01997, 333-22909 and 333-42333) and to the use in this
Annual Report of F.N.B. Corporation on Form 10-K of our report dated
January 9, 1998 and on our audits of the financial statements of Seminole Bank at December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and of our report dated January 9, 1998 except for
Note 18, as to which the date is April 6, 1998 on our audits of the financial statements of Citizens Holding Corporation and subsidiaries at December 31, 1997 and 1996 and for each of the years in the three-year period ended
December 31, 1997 which reports are included as exhibits in F.N.B. Corporation's Annual Report on Form 10-K.


/s/ HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
March 17, 1999